EXHIBIT 10.10


                     NOTE PURCHASE AGREEMENT

                  MID-AMERICA APARTMENTS, L.P.
                       6584 Poplar Avenue
                        Memphis, TN 38138

             MID-AMERICA APARTMENT COMMUNITIES, INC.
                       6584 Poplar Avenue
                        Memphis, TN 38138



                                        As of November 24, 1997


The Prudential Insurance Company of America
c/o Prudential Capital Group
One Ravinia Drive
Suite 1400
Atlanta, Georgia 30346

Ladies and Gentlemen:

     The undersigned, Mid-America Apartments, L.P. (the
"Partnership") and Mid-America Apartment Communities, Inc. (the
"REIT"), hereby agree with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Partnership has authorized the issuance of its senior unsecured promissory notes in the aggregate principal amount of the Converted Loans, to be dated the date of issuance thereof, to mature on the Conversion Maturity Date, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the Converted Note Rate, and on overdue payments at the rate specified therein, and to be substantially in the form of Schedule 1A attached hereto. The term "Notes" as used herein shall include each such senior unsecured promissory note delivered pursuant to any provision of this Agreement and each such senior unsecured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Other capitalized terms that are used herein are defined in Section 10 hereof, beginning on page 34.

     2. PURCHASE AND SALE OF NOTES. The Partnership hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Partnership, Notes in the aggregate principal amount equal to the aggregate principal amount of the Converted Loans. The Partnership will deliver to you, at your offices described above (or at such other place as you may designate), one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in such denomination or denominations as may be acceptable to you, against the payment of the purchase price of such Notes by delivery of the notes evidencing the Converted Loans in an aggregate principal amount equal to the principal amount of Converted Loans on the date of closing of this transaction, which shall be the Conversion Date (hereinafter also called the "closing" or the "date of closing").

     Notwithstanding anything to the contrary in this Agreement, should you suffer a loss of principal on any loan to the Partnership, the REIT or any Affiliate of either, your obligation hereunder to purchase the Notes shall automatically terminate and be of no further force or effect.

     3. CONDITIONS OF CLOSING. On the Conversion Date, you will purchase the Notes and will release your Liens against the Collateral, subject to the fulfillment, on or prior to the Conversion Date, of the following conditions.

     3A.  Conversion Issues.

          (i) No default nor any event which, through the giving of notice or the passage of time, would constitute a default, (A) shall have occurred on any of your loans with the Partnership, the REIT or Affiliates of either, and be continuing at the Conversion Date, or (B) will result from the conversion of the Converted Loans as provided for herein.

          (ii) As more particularly outlined herein, the Partnership shall have (A) executed and delivered to you such documents evidencing the conversion of the Converted Loans into senior, unsecured, fully recourse loans of the Partnership as you may require, including, without limitation, the Notes,(B) delivered such evidence as you may require to evidence the Partnership's authority to enter into the conversion transaction, and (C) provided such representations and warranties as of the Conversion Date as you may reasonably require including matters relating to title, environmental matters, possession of agreements, permits, easements, trademarks, labor and employee relations.

          (iii) No earlier than sixty (60) days prior to the Conversion Date, you shall have received letters from S & P and one other Nationally Recognized Rating Agency, stating that, based on the assumption that the Liens held by you in the Collateral and securing the Converted Loans will be released, the Notes and the other senior long term unsecured debt of the Partnership have received a rating of at least "BBB-" from S&P and the equivalent of S&P's BBB- rating from one such other Nationally Recognized Rating Agency.

          (iv) The Partnership and the REIT shall provide written evidence satisfactory to you that the covenants in this Agreement, except in paragraph 5L hereof, have been satisfied during the term of this Agreement, and the covenants in paragraph 6A have been strictly satisfied for the four (4) consecutive financial quarters immediately preceding the date of the Partnership's conversion request. Any calculations required to provide such evidence shall treat the Converted Loans and any other secured Debt of the Partnership and its Subsidiaries that will be converted to unsecured contemporaneously with the Converted Loans, as having been unsecured for the four (4) consecutive financial quarters preceding the request.

          (v) The Partnership shall provide sixty (60) days written notice to you prior to the Conversion Date. Such notice shall include, at minimum, a proposed Conversion Date, a list of the Convertible Loans to be converted, and a statement that all conditions to the conversion as described herein have been satisfied or will be satisfied as of closing.

          (vi) The Partnership shall pay your reasonable out-of-pocket expenses relating to the conversion, including the fees and expenses of your outside legal counsel.

          (vii) With its conversion notice the Partnership shall pay to you a $20,000 non-refundable fee. At closing, the Partnership shall pay you an additional fee equal to .25% multiplied by the principal amount of the Converted Loans, less the $20,000 fee described in the preceding sentence.

          (viii)    The (A) market value of the outstanding
     common stock of the REIT on a date within thirty (30) days of closing plus (B) the Consolidated Funded Debt of the REIT as of that date, shall exceed $1 billion.

          (ix) On the closing date, no more than eighteen percent (18%) of the apartment units owned by the Partnership, the REIT and their respective Affiliates collectively shall be located in one Metropolitan Statistical Area. For the purposes of this determination, the counties in which Southhaven, Mississippi, Olive Branch, Mississippi and Horn Lake Mississippi are located shall be considered part of the Memphis, Tennessee, Metropolitan Statistical Area.

          (x) All of the Converted Loan Borrowers shall have been dissolved and their assets distributed to the Partnership pursuant to documentation satisfactory to you.

          (xi) All accrued and unpaid interest on the Converted
     Loans through the Conversion Date shall have been paid to you in immediately available federal funds.

     3B. Execution and Delivery of Documents. The Partnership and the REIT shall have delivered, or caused to be delivered, to you duly executed, original or certified copies of the following documents, each to be dated the date of Closing unless otherwise indicated:

          (i)  the Note(s).

          (ii) a favorable opinion of Baker, Donelson, Bearman & Caldwell, special counsel to the Partnership and the REIT (or such other counsel designated by the Partnership and the REIT and reasonably acceptable to you) satisfactory to you and substantially in the form of Schedule 3B(ii) attached hereto and as to such other matters as you may reasonably request. The Partnership and the REIT hereby direct such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understand and agree that you will and are hereby authorized to rely on such opinion.

          (iii) the Certificate of Limited Partnership of the Partnership and the Articles of Incorporation of the REIT, each certified as of a date within thirty (30) days of Closing by the Secretary of State of the State in which each such entity was formed.

          (iv) the limited partnership agreement of the Partnership, and the By-Laws of the REIT, certified (as to the REIT) by its Secretary and (as to the Partnership) by its general partner.

          (v) an incumbency certificate signed by the general partner of the Partnership and an incumbency certificate signed by the Secretary or an Assistant Secretary and one other officer (who is not signing any other document or agreement in connection herewith) of the REIT, in each case certifying as to the names, titles and true signatures of the general partners of the Partnership and the officers of the REIT authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (vi) (a) certificate of the general partner of the Partnership and certificate of the Secretary of the REIT
     (A) attaching appropriate authority documents of the Partnership and the REIT (respectively) evidencing approval of the transactions contemplated by this Agreement, and the other Loan Documents and the issuance of the Notes, and the other Loan Documents, and the execution, delivery and perfor mance thereof, and authorizing certain general partners (as to the Partnership) and certain officers of the REIT (as to the REIT) to execute and deliver the same, and certifying that such authority documents were duly and validly adopted and such consents and resolutions have not since been amended, revoked or rescinded,(B) certifying that no dissolution, liquidation or winding up proceedings as to the Partnership or the REIT have been commenced or are contemplated, and (C) identifying and attaching any proposed or effected amendments to or changes in the Certificate of Limited Partnership of the Partnership or the Articles of Incorporation of the REIT since the date of the certified copies thereof provided pursuant to clause (i) above or, if none, so certifying.

          (vii) an Officer's Certificate certifying that(A) the representations and warranties contained in paragraph 8 hereof shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; (B) there shall exist on the date of closing no Default or Event of Default; (C) no condition, event or act that has had or would have a Material Adverse Effect has occurred since the date of this Agreement nor is threatened or reasonably likely to occur.

          (viii) corporate and tax good standing certificates as to (A) the Partnership, from the State of Tennessee,
     (B) the REIT, from the State of Tennessee, and (C) each of the other Converted Loan Borrowers, from their respective States of incorporation or formation (as the case may be).

          (ix) a letter or letters from the auditor or auditors for the Partnership, the REIT and the Converted Loan Borrowers addressed to you, stating that such firm or firms have reviewed the provisions for Federal, state and other income taxes of the Partnership, the REIT and the Converted Loan Borrowers contained in the financial statements as of and for the periods ended in the last quarter prior to the Conversion Date and that, in the opinion of such firm, the Partnership, the REIT and the Converted Loan Borrowers have each either paid or made adequate provision in the consolidated balance sheets included in such financial statements for all unpaid Federal, state and other income taxes for the fiscal years then ended, and for all fiscal years ended prior thereto which have not been examined and reported on by the taxing authorities or closed by applicable statute.

          (x) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Partnership, the REIT or any of the Converted Loan Borrowers (under their present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Tennessee, Florida, and Georgia and any other State in which a Converted Borrower was either organized, incorporated or owned property, together with copies of such financing statements, which shall show no Liens other than the Permitted Liens.

          (xi) Such documents as you may reasonably request evidencing the authorization of the dissolution of the Converted Loan Borrowers and the distribution of their assets to the Partnership.

          (xii) One or more unconditional guaranties of payment and performance from the REIT of all of the obligations of the Partnership hereunder and under the other Loan Documents, including, without limitation, the Notes, reasonably satisfactory in form and content to you and in the form of Schedule 3B (xii) attached hereto (each, a "REIT Guaranty"; collectively, the "REIT Guaranties").

          (xiii) documents evidencing the satisfaction of the conditions contained in 3A hereof.

          (xiv) Additional documents or certificates with respect to such legal matters or partnership or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by you.

     3C. Opinion of Purchaser's Special Counsel. You shall have received from Glass, McCullough, Sherrill & Harrold, LLP, or such other counsel who is acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

     3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Partnership) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3E. Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3F. Privity Letter. You shall have received a letter addressed to you from KMPG Peat Marwick (or such other nationally recognized firm of independent public accountants that are members of the SEC practice section of the American Institute of Certified Public Accountants) to the effect that it acknowledges and understands that (i) the Partnership and the REIT have provided you with a copy of their most recent annual financial statements, as audited by said accounting firm, together with the report of such accounting firm on such financial statements, (ii) you intend to rely upon the report of said accounting firm in connection with your decision to purchase the Notes hereby and
(iii) accordingly, you are in privity with said accounting firm with respect to such audited financial statements.

     4.   PREPAYMENTS.

     4A. Optional Prepayments. Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Partnership, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Prepayment Premium, if any, with respect to each Note.

     The Partnership shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4A not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepaying is to be made pursuant to this Paragraph 4A. Notice of prepayments having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Prepayment Premium, if any, with respect thereto, shall become due and payable on such prepayment date. The Partnership shall, on or before the day on which it gives written notice of any prepayment pursuant to this Paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices by notice in writing to the Partnership.

     Upon any partial prepayment of the Notes pursuant to this
Section 4A, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this Paragraph 4A only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Partnership, the REIT or any of their Subsidiaries or Affiliates) in proportion to the respective outstanding principal amounts thereof.


     4B. Prepayment Premium. The Prepayment Premium required under this Agreement shall be due and payable, except as otherwise provided in this Agreement or as limited by law, upon any prepayment of any Note, whether voluntary or involuntary, and Holder shall not be obligated to accept any prepayment of the Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other obligations and indebtedness due under the Loan Documents. The holders of the Notes shall notify Partnership of the amount and calculation of the Prepayment Premium. Partnership and the REIT agree that, in determining the Prepayment Premium, (a) the holders of the Notes shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that the holders will suffer as a result of the
prepayment.   Notwithstanding the foregoing or anything to the
contrary in this Agreement, no Prepayment Premium shall be due on the Notes if they are prepaid during the last fourteen (14) days prior to the Conversion Maturity Date.

     5. AFFIRMATIVE COVENANTS. Upon the issuance of the Notes, and so long as all or any of the Notes remain outstanding:

     5A. Financial Statements. The Partnership and the REIT covenant that they will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within fifty-five (55) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, comparative Consolidated statements of income and cash flows and changes in financial position for each of (A) the Partnership and (B) the REIT, for the period from the beginning of the current fiscal year to the end of such quarterly period, and a comparative Consolidated balance sheet for each of (A) the Partnership and (B) the REIT, as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer or general partner (as the case may be) of the Partnership and the REIT, respectively, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the REIT for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to the REIT;

          (ii) as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, audited comparative Consolidated statements of income, cash flows and changes in financial position of each of (A) the Partnership and (B) the REIT, for such year, and a comparative Consolidated balance sheet of each of (A) the Partnership and (B) the REIT as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing that are members of the SEC practice section of the American Institute of Certified Public Accountants selected by the Partnership or the REIT whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer or general partner (as the case may be) of the Partnership and the REIT, respectively; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the REIT for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the REIT;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Partnership or the REIT shall send to its shareholders, and copies of all registration statements (without exhibits), and all reports which either of them files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) as often as reported to REIT shareholders, such supplemental financial and property level information, in the form provided to the shareholders, which includes property level information regarding all of the REIT's real estate assets, certified by a financial officer of the REIT;

          (v) within fifteen (15) days of delivery thereof, a copy of each other report submitted to the Partnership or the REIT by independent accountants in connection with any annual, interim or special audit made by them of the books of the Partnership or the REIT;

          (vi) with reasonable promptness information on adverse litigation and ERISA events; the occurrence or announcement of a Designated Event;

          (vii)     with reasonable promptness, such other
     financial data and other information as the Partnership or the REIT regularly provides to its other lenders, other holders of Debt or other creditors;

          (viii) with reasonable promptness, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of Partnership or the REIT or any Subsidiary of either in connection with any Hazardous Material or concerning the filing of a lien upon, against or in connection with Partnership or the REIT or any Subsidiary of either or any of its leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to U.S.C. 9507; and

          (ix) with reasonable promptness, such other financial data and property level information or documents as may be reasonably requested by you, including accountant, shareholder and Securities and Exchange Commission notices, reports and filings, rating agency reports and material correspondence, management letters and material press releases; and

          (x) with reasonable promptness, such other information and documents any Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Partnership and the REIT will each deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Partnership and the REIT (as the case may be) with the provisions of paragraphs 6A and 6C and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Partnership or the REIT, as the case may be, proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(ii) above, the Partnership and the REIT will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Default or Event of Default, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default, which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Partnership and the REIT also covenant that immediately and in no event later than ten (10) Business Days after any Responsible Officer obtains knowledge of a Default or Event of Default, he or she will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Partnership or the REIT (as the case may be) has taken, is taking or proposes to take with respect thereto.

     For purposes of paragraphs 3F and 5A, any of the accounting firms of Coopers & Lybrand, Arthur Andersen & Co., Deloitte & Touche, KPMG Peat Marwick, Price Waterhouse, Ernst & Young, and their respective successor entities, or an independent accounting firm that is a member in good standing of the SEC Practice Section (or any successor group or section) of the American Institute of Certified Public Accountants shall be deemed to be accountants "of recognized national standing."

     5B. Information Required by Rule 144A. The Partnership and the REIT covenant that they will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act (or any other applicable exemption from registration under the Securities Act similar to such Rule 144A) in connection with the resale of Notes, except at such times as the Partnership and the REIT are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. Inspection of Property. The Partnership and the REIT covenant that they, upon two (2) days prior notice to the Partnership and the REIT (except in the case of a situation that any Significant Holder determines, in its sole discretion may have a negative effect on the health and safety of the tenants or may have a negative effect on the condition of the improvements located on the applicable properties of the Partnership, the REIT and their Subsidiaries) and subject to the rights of tenants and, unless a Default or Event of Default has occurred and is continuing, that any Person who inspects the books and records of the Partnership or REIT, or discusses the same and the finances of the Partnership or REIT (or any Subsidiary thereof) with any executive officer thereof, shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Partnership and the REIT prior to such inspection or discussion; provided, however, such confidentiality agreement shall not preclude a holder from discussing the results thereof with any other holder of the Notes or with any of its participants or with any applicable regulatory agency with jurisdiction over such holder, will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense prior to a Default or Event of Default and at Partnership's and REIT's expense after a Default or Event of Default, to visit and inspect any of the properties of the Partnership, the REIT, or any of their Subsidiaries, to examine the corporate books and financial records of the Partnership, the REIT or any of their Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such Persons with the principal officers of the Partnership, the REIT, and their independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. Payment of Taxes and Claims. The Partnership and the REIT will pay, and will cause all of their Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and which by law have or might become a Lien upon any of their properties or assets; provided, that no such charge or claim need be paid if subject to a Good Faith Contest.

     5E. Maintenance of Properties; Compliance with Laws. The Partnership and the REIT covenant that they will, and will cause each of their Subsidiaries to (i) maintain or cause to be maintained in good repair, working order and condition all equipment and other properties necessary at that time in their businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; and
(ii) comply in all material respects with all applicable (A) laws (including Environmental and Safety Laws), rules, regulations, decrees and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (B) rules, regulations and requirements necessary to maintain their operating and business licenses, authorizations and permits, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

     5F. Maintenance of Insurance. The Partnership and the REIT covenant that they will maintain, and will cause each of their Subsidiaries to maintain, insurance in such amounts and against such casualties, liabilities, risks, contingencies and hazards as is customarily maintained by other similarly situated Persons operating similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, will deliver an Officers' Certificate specifying the details of such insurance in effect. Insurance required by this paragraph 5F shall be with insurers rated A or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Holders.

     5G. Maintenance of Priority. The Partnership and the REIT will cause the Notes to, at all times, constitute senior Unsecured Debt of the Partnership that is not subordinated to any other Unsecured Indebtedness of the Partnership and shall rank equally or higher with other existing and future senior Unsecured Debt of the Partnership.

     5H. Maintenance of Sole General Partnership. The REIT shall at all times be the sole general partner in the Partnership.

     5I. Management of Properties. The Partnership and the REIT shall cause their properties and the properties of their Subsidiaries to be managed by Persons owned or controlled by the REIT or the Partnership. The Partnership and the REIT shall cause all such management agreements to be subordinated to the obligations of the REIT and the Partnership to you.

     5J. Investment of Assets. Without in any way limiting the restrictions contained in Paragraph 6A(8) hereof, the Partnership and the REIT shall each keep their assets invested only in the following types of investments: cash and cash equivalents, investments in apartment real property and improvements, development in progress, land held for development, publicly traded securities, mortgages, and investment in Affiliates.

     5K. Stock Exchange Listing; REIT Status. The REIT shall maintain a listing for its common stock on the New York Stock
Exchange and shall maintain its status as a "real estate investment trust" under Section 856 of the Code.

     5L. Investment Grade Rating. The Partnership and the REIT shall at all times, and at their expense, take all action required to maintain, and shall maintain, ratings for the Notes and the senior unsecured Indebtedness of the Partnership and the REIT of at least "BBB-" from S&P and at least the equivalent of S&P's BBB- rating from the other Nationally Recognized Rating Agency that provided them with such rating in connection with the issuance of the Notes. Such Nationally Recognized Rating Agency used must be the same as that used initially unless the original such Nationally Recognized Rating Agency no longer issues such ratings, in which case you, the Partnership and the REIT shall mutually agree on a second Nationally Recognized Rating Agency. The Partnership and the REIT shall provide letters from S&P and the other original Nationally Recognized Rating Agency regarding the ratings of the Notes and of the other senior long term unsecured Indebtedness of the Partnership and the REIT within one hundred eighty (180) days following the end of each fiscal year of the Partnership and the REIT. The Partnership and the REIT hereby agree to promptly give you notice of any downgrade or potential downgrade with respect to the Notes or other of their senior unsecured Indebtedness of the Partnership or the REIT by S&P or the other original Nationally Recognized Rating Agency.

     5M. Covenant Regarding Guarantees. The Partnership and the REIT covenant that if any Person provides a Guarantee of (i) any Unsecured Debt of the Partnership or the REIT or (ii) any Debt of the REIT or the Partnership other than Unsecured Debt and the amount of such Debt secured by such a Guarantee then exceeds $25,000,000, they will cause such Person to Guarantee the Notes equally and ratably with such Debt for so long as such Debt is guaranteed; provided, that the provision of any such Guarantee with respect to the Notes shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6C(2) hereof.

     5N.  ERISA.   The Partnership and the REIT covenant that
they will, and will cause their Subsidiaries to, deliver to you promptly and in any event within ten (10) days after it knows or has reason to know of the occurrence of any event of the type specified in clause (xiv) of paragraph 7A notice of such event and the likely impact on the Partnership, the REIT and their Affiliates. In the event the Partnership, the REIT or any Affiliate of either have participated, now participates or will participate in any Plan or Multiemployer Plan, the Partnership and the REIT covenant that they will, and will cause any Affiliate to, deliver to you: (i) promptly and in any event within ten (10) Business Days after it knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event, together with an Officer's Certificate of the Partnership and the REIT setting forth details as to such Reportable Event and the action which the Partnership and/or the REIT proposes to take with respect thereto; (ii) at least ten (10) Business Days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (iii) promptly upon the reasonable request of a Significant Holder, and in no event more than ten
(10) Business Days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within ten (10) Business Days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, an Officer's Certificate of the REIT and the Partnership describing such event or condition; (v) promptly and in no event more than ten (10) Business Days after its or any ERISA Affiliate's receipt thereof, the notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (vi) promptly after receipt thereof, a copy of any notice the Partnership, the REIT or any ERISA Affiliate of either may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this paragraph 5N shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

     5O. Environmental and Safety Laws. The Partnership and the REIT covenant that they will, and will cause each of their Subsidiaries to, deliver promptly to you any notice of (i) any material enforcement, cleanup, removal or other material governmental or regulatory actions instituted, completed or, to the Partnership's and the REIT's best knowledge, threatened pursuant to any Environmental and Safety Laws; (ii) all material Environmental Costs and Liabilities against or in respect of any Property, the Partnership, the REIT or any Subsidiary of either; and (iii) the Company's, the REIT's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that such Partnership, REIT or Subsidiary has reason to believe could cause such Property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws.

     5P. Existence, etc.; Business. The Partnership and the REIT covenant that they will, and will cause all their Subsidiaries to, preserve and keep in full force and effect at all times their corporate or partnership existence, and permits, licenses, franchises and other rights material to their businesses, except that the corporate or partnership existence of any Subsidiary may be terminated if, in the good faith judgment of the of the Partnership or the REIT (as the case may be), such termination is in the best interest of the Partnership or the REIT and is not disadvantageous to the holders of the Notes. The Partnership and the REIT covenant they will not, and will not permit any Affiliate to, engage in any business other than the businesses conducted by the Partnership, the REIT and their Affiliates on the date of the financial statements described in paragraph 8B.

     5Q. Maintenance of License Agreements. The Partnership and the REIT covenant that (i) they will maintain and preserve their current and any future license agreements, and shall not do or suffer to be done anything that will adversely affect such license arrangements except to the extent that any such adverse effect(s) is or are not, in the aggregate, material to the business, property, prospects, assets, liabilities or financial position of the Partnership or the REIT; and (ii) they shall give the Significant Holders notice of any material amendments to their license agreements currently in existence, such notice to be given at least five (5) Business Days in advance of the effectiveness of such amendment.

     5R. Books and Accounts. The Partnership and the REIT covenant that they will, and will cause each of their Subsidiaries to, maintain proper and accurate books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal period all such proper reserves as in each case shall be required in accordance with GAAP, consistently applied.

     5S. Compensation Committee. The REIT shall continue to have a compensation committee of its Board of Directors comprised of a majority of independent directors to set compensation for its and the Partnership's senior executives.

     6. Negative Covenants. Upon the issuance of the Notes, and so long as any Note or amount owing under the Notes or this Agreement shall remain unpaid, or you shall have any commitment hereunder:

     6A.  Financial Covenants.  Neither the Partnership nor the
REIT will, on a Consolidated basis, permit (or, in the case of clause 6A(8) hereof, make or have exist):

     6A(1).    Fixed Charge Coverage.  The ratio of its
Consolidated Income Available for Debt Service to its Annual Debt
Service Charge to be less than 2.0 to 1.0 for the four (4) consecutive fiscal quarter periods most recently ended as of the last day of the fiscal quarter.

     6A(2).   Debt to Real Property.  Its outstanding Debt to be
greater than fifty-five percent (55%) of Undepreciated Real
Estate Assets as of the last day of the fiscal quarter.

     6A(3).   Secured Debt.  Its outstanding Debt or other
Indebtedness secured by total Liens on any of its property or assets to be greater than thirty-seven percent (37%) of its Undepreciated Real Estate Assets as of the last day of the quarter.

     6A(4).   Unencumbered Assets.  Its Total Unencumbered Assets
to be less than one hundred sixty-seven percent (167%) of the aggregate principal amount of all of its outstanding Unsecured Debt (on a Consolidated basis) as of the last day of the quarter.

     6A(5).   Coverage.  Its Property Income from its Total
Unencumbered Assets to be less than 1.67 multiplied by its Annual Debt Service Charge from its Unsecured Debt for the four (4) consecutive fiscal quarters most recently ended as of the last day of the fiscal quarter.

     6A(6).   Sale or Disposal.  The sale or disposal of more
than ten percent (10%) of its Total Assets in any twelve (12) month period unless seventy-five percent (75%) or more of the proceeds of all such sales or dispositions are reinvested in other apartment real estate assets or used to pay down/off Debt within twelve (12) months from the date of such sales or dispositions.

     6A(7)   Net Worth.  Its Net Worth to be less than $300
million (excluding Minority Interests) or eighty-five percent
(85%) of the Net Worth of the REIT at the quarter end immediately prior to Conversion, whichever is greater.

     6A(8)   Investments.  As a percentage of its Total Assets,
Investments in the following categories of properties greater than the following amounts:

          (i)  Development in progress plus land held for
               development:  10%

          (ii) Land held for development:  3%

          (iii)Publicly traded securities:  5%

          (iv) Mortgages:  3%

     6B. Restricted Payments. Each of the Partnership and the REIT covenants that it will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment unless no Default or Event of Default exists or would exist after giving effect to such Restricted Payment. Notwithstanding in this Paragraph 6B shall prevent the REIT from making such distributions to its Shareholders as shall be required to maintain its status as a "real estate investment trust" under Section 856 of the Code.

     6C. Debt, and Other Restrictions. Each of the Partnership and the REIT will not, and will not permit any Subsidiary to:

     6C(1). Debt. Create, incur, assume or suffer to exist any Debt, except

     (i) (A)    Debt of any Subsidiary to the Partnership, the
REIT or any Wholly Owned Subsidiary of either, or (B) the Convertible Loans that are not the Converted Loans.

     (ii) Current Debt of the Partnership or the REIT (other than
Current Debt owed to any Subsidiary) in an amount not in excess of 40% of its total Debt at any time.

     (iii) other Funded Debt of the Partnership or the REIT
(other than Debt to any Subsidiary), provided that

               (A) the aggregate principal amount of all of its
                              Funded Debt (including, for the
                              Partnership, the Notes), including
                              Priority Debt, on a Consolidated
                              basis does not cause the
                              Partnership or the REIT to violate
                              the limitations set forth in
                              paragraph 6A hereof; and

               (B) the Partnership or the REIT shall not Guarantee Debt of any Subsidiary except pursuant to a subordination agreement subordinating the beneficiary of such Guarantee's rights with respect to payment of such Debt to the payment of the Notes and otherwise in form and substance satisfactory to the Required Holders and only if such Subsidiary unconditionally Guarantees the Notes pursuant to a guaranty in form and substance satisfactory to the Required Holders;

     (iv) non-recourse mortgage Debt of Subsidiaries secured by their real property assets, so long as such Debt does not cause a violation of paragraph 6A hereof.

Notwithstanding the foregoing, no floating rate Debt permitted under this Agreement (including under Paragraph 6A hereof) shall be permitted thereunder if, after such Debt is incurred, the REIT's or the Partnership's total floating rate Debt (on a Consolidated basis) would exceed 40% of its total Debt.

     6C(2). Loans, Advances, Investments and Contingent Liabilities. Make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an Affiliate of the Partnership or the REIT to, or Guarantee, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or commit to do any of the foregoing, (all of the foregoing collectively being "Investments"), except for the Investments set forth in clauses
(i) - (xvii) below (collectively, "Permitted Investments"):

     (i)  loans or advances to any Wholly Owned Subsidiary,

     (ii) stock, obligations or other securities of, or capital contributions to, a Wholly Owned Subsidiary or a corporation which immediately after the purchase or acquisition of such stock, obligations or other securities will be a Wholly Owned Subsidiary;


     (iii)obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one (1) year from the date acquired;

     (iv) (A) demand and time deposits with, Eurodollar deposits with or certificates of deposit or other securities or obligations fully backed by letters of credit issued by or
(B) bankers' acceptances eligible for rediscount under require ments of The Board of Governors of the Federal Reserve System that are accepted by, any commercial bank or trust Partnership
(1) organized under the laws of the United States or any of its states or having branch offices therein, (2) having equity capital in excess of $250,000,000 and (3) who issues either
(x) senior debt securities rated A or better by S&P, A by Moody's or (y) commercial paper rated A-1 by S&P or Prime-1 by Moody's (or, in either case, an equivalent rating from another Rating Agency), in each case payable in the United States in United States dollars, in each case which mature within one year from the date acquired;

     (v) readily marketable commercial paper rated as A-1 or better by S&P or Prime-1 or better by Moody's (or, in either case, an equivalent rating from another Rating Agency) and maturing not more than two hundred seventy (270) days from the date acquired;

     (vi) bonds, debentures, notes or similar debt instruments issued by a state or municipality given a "AA" rating or better by S&P or an equivalent rating by another Rating Agency and maturing not more than one (1) year from the date acquired;

     (vii) negotiable instruments endorsed for collection in the ordinary course of business;

     (viii) the loans, investments and advances existing as of the date hereof and listed on Schedule 6C(2) hereto, and extensions, renewals and/or modifications thereof (so long as the principal amount thereof is not increased);

     (ix) Investments arising from transactions by the Partnership or the REIT or any Subsidiary of either with customers or suppliers or otherwise in settlement of debt
(including Investments received in settlement of trade receivables which trade receivables are fully reserved against on the books of the Partnership, the REIT or such Subsidiary or are less than one (1) year overdue) in the ordinary course of business;

     (x) repurchase agreements for terms of less than one (1) year, provided that such repurchase agreement or undertakings are secured and collateralized by obligations backed by the full faith and credit of the United States Government in aggregate face amount equal to or greater than the obligations so secured;

     (xi) money market mutual funds that (A) are denominated in U.S. Dollars, (B) have average asset maturities not in excess of three hundred sixty-five (365) days, (C) have total invested assets in excess of $1,000,000,000 and (D) invest exclusively in Permitted Investments, as defined hereby;

     (xii)readily marketable floating rate cumulative
Preferred Stocks, money market Preferred Stocks or other equivalent Dutch auction Preferred Stock maturing within three hundred sixty-five (365) days of the date of acquisition thereof with a credit rating of A or better from S&P or A2 or better from Moody's or a comparable rating from another Rating Agency acceptable to the Required Holders, or in stocks of investment companies registered under the Investment Company Act of 1940, as amended, which invest solely in Preferred Stock of the type just described;

     (xiii)Preferred Stock of industrial or utility corporations having senior unsecured debt ratings of A or better from S&P or A2 or better from Moody's;

     (xiv) Investments that do not violate the terms of Paragraph 6A(8) hereof.

     (xv) Investments (including loans to officers, directors, partners, shareholders and employees of the Partnership and the
REIT) other than those set forth in the preceding clause (i) -
(xvi) of this definition; provided that the aggregate amount of such Investments, valued at the original cost thereof, shall not exceed 5% of its Consolidated Tangible Net Worth at any time.

     Notwithstanding the foregoing, no Subsidiary of either the REIT or the Partnership shall make any loan or advance to, or acquire any stock, obligations or securities of, the Partnership or the REIT.

     6C(3). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock, Debt or partnership or other interests of any Subsidiary, except (i) to the Partnership, the REIT or a Wholly Owned Subsidiary of either, (ii) for issuance of Subsidiary Debt in compliance with paragraph 6C(1) or (iii) that all shares of stock (or partnership or other interests, as the case may be) and Debt of any Subsidiary at the time owned by or owed to the Partnership, the REIT, and/or any Subsidiary may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Partnership or the Board of Directors of the REIT, as applicable) at the time of sale of the shares of stock and Debt so sold; provided that(A) such sale or other disposition is permitted by paragraph 6C(5) and (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any equity interests in any other Subsidiary (unless all of the equity interests in such other Subsidiary owned, directly or indirectly, by the Partnership, the REIT or the Subsidiaries of either are simultaneously being sold as permitted by this Paragraph 6C(3));

     6C(4). Merger and Consolidation. Merge or consolidate with or into any other Person, except that:

          (i) any Subsidiary thereof may merge or consolidate with or into the Partnership or the REIT; provided that the Partnership or the REIT (as the case may be) is the continuing or surviving entity,

          (ii) any Subsidiary of the Partnership or the REIT may merge or consolidate with or into a Wholly Owned Subsidiary of the same entity; provided that such Wholly Owned
     Subsidiary is the continuing or surviving entity,

          (iii)the Partnership or the REIT may consolidate or merge with any other entity if (A) (1) the Partnership or the REIT (as the case may be) shall be the continuing or surviving entity or (2) the continuing or surviving entity is a solvent corporation, partnership or other limited liability entity duly organized and existing under the laws of any state of the United States of America, with substantially all of its assets located and substantially all of its operations conducted within the United States of America, and such continuing or surviving corporation expressly assumes, by a written agreement satisfactory in form and substance to the Required Holders (which agreement may require, in connection with such assumption, the delivery of such opinions of counsel as the Required Holders may require), the obligations of the Partnership and the REIT under this Agreement, the REIT Guaranties and the Notes, including all covenants herein and therein contained, and such successor or acquiring entity shall succeed to and be substituted for the Partnership or the REIT (as the case may be) with the same effect as if it had been named herein as a party hereto, and (B) no Default or Event of Default exists or would exist after giving effect to such merger or consolidation;

          (iv) any Affiliate may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (a) a Wholly Owned Affiliate shall be the continuing or surviving corporation and (b) no Default or Event of Default exists or would exist after giving effect to such merger or consolidation and the Partnership and the REIT shall each be able to incur at least $1.00 of additional Debt under clause (iv) of paragraph 6C(1);

     6C(5). Transfer of Assets. Transfer, or agree or otherwise commit to Transfer, any of its assets or acquire all or substantially all of the assets of any Person except that:

     (i) any Subsidiary may Transfer assets to the Partnership, the REIT or a Wholly Owned Subsidiary of either;

     (ii) the Partnership, the REIT or any Subsidiary may sell inventory in the ordinary course of business,

     (iii) the Partnership, the REIT or any Subsidiary of either may otherwise Transfer assets, provided that after giving effect thereto no Default or Event of Default shall occur, including, without limitation, under paragraph 6A(6) hereof;

     6C(6). Lease Rentals. Permit the aggregate of all payments under operating leases with a term, inclusive of all renewal options, in excess of one year from the date of inception, to exceed $750,000 during any fiscal year;

     6C(7). Sale and Lease-Back. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Partnership, the REIT or any Subsidiary of either of real or personal property which has been or is to be Transferred by the Partnership, the REIT or any Subsidiary of either to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Partnership, the REIT or any Subsidiary of either;

     6C(8). Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable;

     6C(9). Related Party Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise any Related Party, except in the ordinary course of business and upon terms that are no less favorable to the Partnership, the REIT or an Subsidiary of either, as the case may be, than those that could be obtained in an arm's-length transaction with an unrelated third party;

     6C(10). Superior Debt. Create, assume or incur, or in any manner become or be liable in respect of, Indebtedness for money borrowed, advances made, or goods purchased, if the lender of such money or the Person making such advances, or the vendor of such goods (or any Person who guarantees or otherwise becomes surety for the whole or any part of such Indebtedness or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of the whole or any part thereof) shall have any right, by reason of statute (including, without limitation, United States Revised Statutes 3466, 31 U.S.C.A. 191), or otherwise to have any claim in respect of such Indebtedness first satisfied out of the general assets of the Partnership, the REIT or such Subsidiary in priority to the claims of its general creditors, unless such Indebtedness constitutes permitted Priority Debt under paragraph 6(C)(1) hereof.

     6C(11). Transfer of Assets to Subsidiaries. Transfer any real property assets (whether developed or undeveloped) to a Subsidiary;

     6C(12).  Affiliate Restrictions.  Except (x) as set forth in
Schedule 6C(12) attached hereto and (y) in connection with acquisition (to the extent otherwise permitted under this Agreement) of Subsidiaries or properties that are, as applicable, parties to or subject to Debt (A) from or through the Department of Housing and Urban Development or constituting tax exempt industrial development bonds under Section 103 (a) of the Code (provided, in each such case under this clause (y), the amount of such Debt for each project does not exceed $25,000,000), enter into, or be otherwise subject to, any contract, agreement or other binding obligation that directly or indirectly limits the amount of, or otherwise restricts (i) the payment to the Partnership or the REIT of dividends or other redemptions or distributions with respect to its equity interests by any Affiliate, (ii) the repayment to the Partnership or the REIT by any Affiliate of intercompany loans or advances, or (iii) other intercompany transfers to the Partnership or the REIT of property or other assets by Affiliates.

     6C(13). Prudential Debt. Permit the aggregate amount of the Notes and all other Debt owed to Prudential and its Affiliates to exceed at any time 25% of the aggregate amount of all its Debt on a Consolidated basis.

     6C(14). ERISA. (A) With respect to any Plan, fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or seek or have granted a waiver of such standards or extension of any amortization period under section 412 of the Code, (B) file, have filed (by it or any other Person) or permit to be filed, a notice of intent to terminate any Plan or permit to exist any condition under which it is reasonably expected that a notice of intent will be filed with the PBGC, or permit to exist any condition under which the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or permit to exist any condition under which the PBGC shall have notified the Partnership, the REIT or any ERISA Affiliate of either that a Plan may become a subject of such proceedings, (C) permit the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, to exceed $1.00,
(D) incur or permit to exist any condition under which it is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) withdraw from any Multiemployer Plan, or (F) establish or amend any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Partnership, the REIT or any Subsidiary of either thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

     6D. Issuance of Stock by Subsidiaries. Each of the Partnership and the REIT covenants that it will not permit any Subsidiary of either of them (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or dispose of any equity interests of any class except to the Partnership, the REIT or a Wholly Owned Subsidiary of either;

7.   EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Partnership defaults in the payment of any principal of, or Prepayment Premium payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for more than five (5) days after notice of the occurrence of such default (but with only one such notice and cure period during any such 12 month period); or

          (ii) the Partnership defaults in the payment of any interest on any Note for more than ten (10) days after notice of such default (but with only one such notice and cure period during any such 12 month period); or

          (iii) the Partnership, the REIT or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Partnership, the REIT or any Affiliate fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Partnership, the REIT or any Subsidiary of either) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Partnership, the REIT or any Subsidiary of either) shall occur and be continuing exceeds $5,000,000 (or, with respect to obligations that are nonrecourse debt secured by recourse only to specific assets, the $25,000,000); or

          (iv) any representation or warranty made by or on behalf of the Partnership, the REIT, or any of their general partners or officers (as the case may be) herein or in any other writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

          (v) the Partnership or the REIT fails to perform or observe any agreement contained in paragraph 5F or 6 and such failure continues for more than ten (10) days after notice thereof; or

          (vi) the Partnership or the REIT fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within thirty (30) days after the earlier of (A) any Responsible Officer obtaining actual knowledge thereof and (B) the Partnership or the REIT (as the case may be) receiving written notice of such default from any holder of a Note; or

          (vii) the Partnership, the REIT or any Subsidiary of either makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Partnership, the REIT or any Subsidiary of either is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Partnership, the REIT or any Subsidiary of either petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Partnership, the REIT or any Subsidiary of either, or of any substantial part of the assets of the Partnership, the REIT or any Subsidiary of either, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Partnership or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Partnership, the REIT or any Subsidiary of either, and the Partnership, the REIT or such Subsidiary by any act indicates its approval thereof, consents thereto or acquiescences therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Partnership , the REIT or any Subsidiary of either decreeing the dissolution of the Partnership, the REIT or such Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Partnership, the REIT or any Subsidiary of either decreeing a split-up of the Partnership, the REIT or any Subsidiary of either which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Partnership, the REIT or the Subsidiaries of either(determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Partnership, the REIT and its Subsidiaries (determined in accordance with GAAP) for any of the three (3) fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days (as used in this clause (xii), "substantial" shall mean in excess of 20% of Consolidated Tangible Net Worth or Consolidated Net Income, as the case may be); or

          (xiii) one or more final judgments in an aggregate amount in excess of $2,000,000 is rendered against the Partnership, the REIT or any Subsidiary of either and, within sixty (60) days after entry thereof, a solvent insurance carrier or carriers have not confirmed in writing that each such judgment is fully insured or any such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, any such judgment is not discharged or a judgment in an amount in excess of $5,000,000 is rendered against the Partnership, the REIT or any Subsidiary of either, irrespective of whether such judgment is discharged or stayed pending appeal; or

          (xiv) any of the REIT Guaranties, for any reason other than satisfaction in full of the obligations of the Partnership hereunder and under the Notes, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested in a judicial proceeding or the REIT denies that it has any further liability under any of the REIT Guaranties or the REIT shall default in the performance or observance of any of its obligations under any of the REIT Guaranties, and such default shall not have been remedied within thirty (30) days;

          (xv) any Material Right of the Partnership, the REIT, or any Subsidiary necessary to own or operate its business is suspended, withdrawn or revoked or modified in a manner materially adverse to the rights of the Partnership, the REIT or such Subsidiary;

          (xvi)(i) any Person or two or more Persons (except the REIT, its sole general partner) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) directly or indirectly, of equity interests of the Partnership or the REIT (or other interests convertible into such securities) representing thirty percent (30%) or more of all equity interests in the Partnership or the REIT (as the case may be); or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, control over equity interests of the Partnership or the REIT (or other interests convertible into such interests) representing thirty percent (30%) or more of all interests of the Partnership or the REIT; or (iii) (a) during any period of two (2) consecutive years, Persons who at the beginning of such period constitute the Partnership's general partners cease for any reason to be general partners of the Partnership, or (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the REIT's Board of Directors (together with any new director whose election by the REIT's Board of Directors or whose nomination for election by the REIT's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

then (a) if such event is an Event of Default specified in clause
(i) or (ii) of this paragraph 7A which is not cured within any applicable grace or cure period, the holder of any Note (other than the Partnership, the REIT or any of their Subsidiaries), the outstanding principal amount of which at the time exceeds ten percent (10%) of the outstanding principal amount of all of Notes, may at its option during the continuance of such Event of Default, by notice in writing to the Partnership and the REIT, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon and Prepayment Premium, if any, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Partnership and the REIT, (b) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Prepayment Premium, if any, and to the extent permitted by law, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Partnership and the REIT, and(c) with respect to any other event constituting an Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Partnership, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Prepayment Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Partnership.

     The Partnership and the REIT acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment(except as herein specifically provided for) and that the provision for payment of the Prepayment Premium by the Partnership or the REIT in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Promptly following the acceleration of all of the Notes, the Computing Holder shall give written notice to the Partnership and the REIT of the amount of the Prepayment Premium in respect of the Notes (which notice shall set forth in reasonable detail the computation of such Prepayment Premium and the assumptions made in connection therewith). Such notice shall be given within five
(5) Business Days if such Computing Holder has given such notice of acceleration, and otherwise promptly after such Computing Holder has knowledge of such acceleration. If any Note has been accelerated pursuant to clause (i) of this paragraph 7A, then the holder which has so accelerated such Note shall give written notice to the Partnership and the REIT of the Prepayment Premium in respect of such Note promptly after such acceleration. The failure by a Computing Holder to give notice as aforesaid as to the computation of the Prepayment Premium in respect of any Note shall not relieve the Partnership or the REIT of the obligation as of the date of such acceleration to pay such Prepayment Premium forthwith after such Prepayment Premium is determined (and in such case the determination of such Prepayment Premium by the holder of any Note which has been so accelerated shall be deemed to be conclusive with respect to such Note absent manifest error).

      7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Partnership and the REIT, rescind and annul such declaration and its consequences if (i) the Partnership or the REIT shall have paid all overdue interest on the Notes, the principal of and the Prepayment Premium, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and the Prepayment Premium at the rate specified in the Notes, (ii) the Partnership or the REIT shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Defaults and Events of Default other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default, or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Partnership shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     Without limiting the generality of the immediately preceding paragraph, the parties hereto agree that the covenants and agreements contained herein are of a unique nature, the breach of which either cannot be adequately compensated by monetary damages or may not necessarily result in the ability of the aggrieved party to obtain relief. The parties therefore agree that the breach by one party of its covenants or other agreements contained herein shall entitle the other, aggrieved party to seek and obtain specific performance or such other equitable relief as such party deems appropriate, and each party hereto consents to the availability of such remedies, and agrees and represents that this Agreement is a material inducement to its entry into this Agreement.

     8. REPRESENTATIONS AND WARRANTIES. The Partnership and the REIT represent, covenant and warrant as follows:

     8A1. Organization - Partnership. The Partnership is a limited partnership duly organized and existing in good standing under the laws of the State of Tennessee, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law. Further, each Subsidiary of the Partnership is duly organized and existing in good standing under the laws of the jurisdiction in which it was formed. The Partnership and each Subsidiary of the Partnership have the corporate or partnership (as the case may be) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     8A2. Organization - REIT. The REIT is a corporation duly organized and existing in good standing under the laws of the State of Tennessee, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law. The REIT and each Subsidiary of the REIT is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized. Each of the REIT and its Subsidiaries has the corporate or partnership (as the case may be) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     8A3. Subsidiaries. Schedule 8A contains (except as noted therein) complete and correct lists (i) of Subsidiaries of the Partnership and the REIT, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its equity interests outstanding owned by the Partnership and the REIT and each other Subsidiary, (ii) of the Subsidiaries of the Partnership and the REIT, and (iii) of the directors, senior officers, general partners, limited partners, members, Shareholders of the Partnership and the REIT.

     8B. Financial Statements. The Partnership and the REIT have furnished you with the following financial statements, identified by a principal financial officer of the Partnership and the REIT respectively: (i) a consolidated and consolidating balance sheet of the REIT and its Subsidiaries as at December 31 in each of the years 1994 to 1996, inclusive, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the REIT and its Subsidiaries for each such year, all reported on by KPMG Peat Marwick; and (ii) a consolidated and consolidating balance sheet of the REIT and its Subsidiaries as at June 30 1997 and consolidated and consolidating statements of income, stockholders' equity and cash flows for the six-month period ended on such date, prepared by the REIT. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Partnership, the REIT and their Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Partnership, the REIT and their Subsidiaries as and at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Partnership, the REIT and their Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Partnership, the REIT and their Subsidiaries taken as a whole since the date of this Agreement.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Partnership or the REIT, threatened against the Partnership, the REIT or any of their Subsidiaries, or any properties or rights of the Partnership, the REIT or any of their Subsidiaries, by or before any court, arbitrator or administrative or governmental body which (i) might result in a Material Adverse Effect or
(ii) purports to affect the validity or enforceability of this Agreement, any Note issued hereunder, the REIT Guaranties, any document executed or delivered in connection with the Notes or the REIT Guaranties, or the transactions contemplated hereby or thereby.

     8D. Outstanding Debt. Neither the Partnership, the REIT, nor any of their Subsidiaries, has outstanding any Debt except as permitted by paragraph 6A and paragraph 6C(1) hereof. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. Title to Properties. The Partnership, the REIT and each of their Subsidiaries have good and indefeasible title to their real properties (other than properties which it leases) and good title to all of their other properties and assets, including the properties and assets reflected in the balance sheet as at the Conversion Date referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1) All leases necessary in any material respect for the conduct of the respective businesses of the Partnership, the REIT and their Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Partnership, the REIT and each of their Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the REIT and the general partner of the Partnership, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are subject to a Good Faith Contest.

     8G. Conflicting Agreements and Other Matters. Neither the Partnership, the REIT or any of their Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the REIT Guaranties, or the Notes, nor the offering, issuance and sale of the Notes or the REIT Guaranties, nor fulfillment of nor compliance with the terms and provisions hereof, the Notes or the REIT Guaranties will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Partnership, the REIT or any of its Subsidiaries pursuant to, the charter documents of the Partnership, the REIT or any of their Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Partnership, the REIT or any of their Subsidiaries is subject. Neither the Partnership, the REIT nor any of their Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Partnership, the REIT or such Subsidiary of either, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Partnership or the REIT of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

     8H. Offering of Notes. Neither the Partnership, the REIT, nor any agent acting on behalf of either or both of them has, directly or indirectly, offered the Notes or any similar security of the Partnership for sale to, or solicited any offers to buy the Notes or any similar security of the Partnership from, or otherwise approached or negotiated with respect thereto with, any Person other than you, and neither the Partnership, the REIT nor any agent acting on behalf of either has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. Neither the Partnership, the REIT nor any Subsidiary of either owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to refinance all or a portion of the Convertible Loans. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Partnership, the REIT or any of their Subsidiaries are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying " margin stock" (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and the aggregate market value of all "margin stock" owned by the Partnership, the REIT and the Subsidiaries of both does not exceed twenty-five percent (25%) of the aggregate value of the assets thereof, as determined by any reasonable method. Neither the Partnership, the REIT nor any agent acting on behalf of either of them has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. (i) No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).

     (ii) No liability to the PBGC has been or is expected by the Partnership, the REIT or any ERISA Affiliate of either to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Partnership , the REIT or any Subsidiary of either or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Partnership, the REIT and the Subsidiaries of both, taken as a whole.

     (iii) Neither the Partnership, the REIT, any Subsidiary of either, nor any ERISA Affiliate of either of them has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Partnership, the REIT and their Subsidiaries taken as a whole.

     (iv) The expected post-retirement benefit obligations (determined as of the last day of the Partnership's and the REIT's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Partnership, the REIT and their Subsidiaries is not material.

     (v) The present value of the aggregate benefit liabilities under each Plan (other than Multiemployer Plans), determined as of the end of such Plans' most recently ended Plan year on the basis of the actuarial assumption specified for funding purposes in such Plans most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified as section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

     (vi) The execution and delivery of this Agreement and the REIT Guaranties, and the issuance and sale of the Notes, will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Partnership and the REIT in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

     8K. Governmental Consent. No circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the REIT Guaranties, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, of the REIT Guaranties or of the Notes.

     8L. Compliance with Laws. The Partnership, the REIT and their Subsidiaries and all of their respective properties and facilities have complied at all times and in all material respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Partnership, the REIT and their Subsidiaries taken as a whole.

     8M.  Environmental Compliance.  Except as disclosed on
Schedule 8M hereto, the Partnership, the REIT and each Subsidiary of each (i) has complied in all material respects with all applicable material Environmental and Safety Laws and all laws regulating or relating to their businesses, and neither the Partnership, the REIT nor any Subsidiary of either has received
(A) notice of any material failure so to comply, (B) any letter or request for information under Section 104 of CERCLA or comparable state laws or (C) any information that would lead it to believe that it is the subject of any Federal, state or local investigation concerning Environmental and Safety Laws; (ii) does not manage, generate, transport, discharge or store any Hazardous Materials in material violation of any material Environmental and Safety Laws; (iii) does not own, operate or maintain any underground storage tanks or surface impoundments; and (iv) is not aware or any conditions or circumstances associated with their respective currently or previously owned or leased Properties or operations (or those of their respective tenants) which may give rise to any Environmental Costs and Liabilities which could have a Material Adverse Effect.

     8N. Utility Company Status. Neither the Partnership, the REIT nor any Subsidiary of either is a (i) "holding company," an "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of an " subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (ii) public utility within the meaning of the Federal Power Act, as amended.

     8O. Investment Company Status. Neither the Partnership, the REIT nor any Subsidiary of either is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     8P. Bank Holding Company Status. Neither the Partnership, the REIT nor any Subsidiary of either is a "bank holding company" within the meaning of the Federal Deposit Insurance Act (12 U.S.C. Section 1811, et. seq.), as amended.
     8Q. Possession of Material Rights and Intellectual Property. The Partnership, the REIT and their Subsidiaries possess all material franchises, certificates, affiliation agreements, licenses, approvals, registrations, development and other permits and authorizations, and easements, rights of way and similar rights from governmental or political subdivisions, regulatory authorities or other Persons (collectively, "Material Rights") and all Intellectual Property, free from burdensome restriction, that are necessary in the judgement of the Partnership and the REIT in any material respect for the ownership, maintenance and operation of their business, properties and assets, (and those of their Subsidiaries) and neither the Partnership, the REIT nor any Subsidiary of either is in violation of any Material Rights in any material respect nor has infringed upon or violated the Intellectual Property of any third party. From and after the date hereof, all Material Rights and Intellectual Property will be validly issued and will be in full force and effect and will not contain any provision or restriction which could materially affect or impair their value or use. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights or Intellectual Property, or materially and adversely affect the rights of the Partnership, the REIT or any Subsidiary of either thereunder.

     8R. Solvency. The fair value of the property and other assets of the Partnership is greater than the total amount of its liabilities, including without limitation, contingent liabilities; the present fair saleable value of the property and other assets of the Partnership is not less than the amount that will be required to pay the probable amount of its liabilities as such liabilities become due and payable; the Partnership does not intend to, nor does it believe that it will, incur debts or liabilities beyond its ability to repay as such debts and liabilities mature; and the Partnership's property and other assets do not constitute an unreasonably small amount of capital for the line of business it is engaged in.

     The fair value of the property and other assets of the REIT is greater than the total amount of its liabilities, including without limitation, contingent liabilities; the present fair saleable value of the property and other assets of the REIT is not less than the amount that will be required to pay the probable amount of its liabilities as such liabilities become due and payable; the REIT does not intend to, nor does it believe that it will, incur debts or liabilities beyond its ability to repay as such debts and liabilities mature; and the REIT's property and other assets do not constitute an unreasonably small amount of capital for the line of business it is engaged in.

     8S. Labor and Employee Relations Matters. Except as set forth on Schedule 8S:

     (i) Neither the Partnership, the REIT nor any Subsidiary of either is or expects to be the subject of any union organizing activity or labor dispute, nor has there been any strike of any kind called, or, to the knowledge of the company, threatened to be called against them or any Subsidiary; and neither the Partnership, the REIT nor any Subsidiary of either has violated any applicable federal or state law or regulation relating to labor or labor practices.

     (ii) No present or former employees of the Partnership, the REIT or any Subsidiary of either have advanced claims in writing against the Partnership, the REIT or any Subsidiary of either (whether under any foreign, federal, state or common law, through a government agency, under an employment agreement, collective bargaining agreement, personal service or independent contractor agreement or otherwise) that are currently pending for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period); (C) vacations, time off (including without limitation, potential sick leave) or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year; (D) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work;
(E) discrimination against employees on any basis; (F) unlawful employment or termination practices; (G) unfair labor practices or alleged violations of collective bargaining agreements;
(H) any violation of occupational safety and/or health standards;
(I) benefits under any employee plans or compensation arrangement; and (J) breach of any employment, personal service or independent contractor agreement.

     (iii)There is not pending against the Partnership, the REIT or any Subsidiary of either or, to the knowledge of the Partnership or the REIT threatened, any labor dispute, strike or work stoppage that materially affects or materially interferes with, or may materially affect or materially interfere with, the Partnership's, the REIT's or such Subsidiary's operations after the date hereof.

     (iv) There is not pending or, to the knowledge or the Partnership or the REIT threatened, any charge or complaint against the Partnership, the REIT or any Subsidiary of either by or before the National Labor Relations Board, any representative thereof, or any comparable foreign or state agency or authority.

     (v) All collective bargaining agreements to which the Partnership, the REIT or any Subsidiary of either is a party are described in Schedule 8S.

     8T. No Improper Payment or Influence. Neither the Partnership, the REIT nor any Subsidiary of either has directly or indirectly paid or delivered any fee, commission or other money or property, or engaged in any lobbying, influencing or other behavior, however characterized, to any agent, government official, regulatory body, governmental agency or other Person, in the United States or any other country, related to the business or operations of the Partnership, the REIT or any of their Subsidiaries, and that the Partnership, the REIT or any Subsidiary knows or has reason to believe to have been illegal under any Federal, state, or local law of the United States or any other country having jurisdiction, or to have been for the purpose of, and to have had the effect of, inducing or encouraging the breach by the recipient thereof of any legal duties, whether as an employee or otherwise to another Person.

     8U.  Foreign Enemies and Regulations.

     (i) Neither the issue and sale of the Notes by the Partnership, its use of the proceeds thereof as contemplated by this Agreement, or the issuance of the REIT Guaranties by the REIT will violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 or 12724
(Iraq), 12775 or 12779 (Haiti), or 12959 (Iran), as amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A) -(C).

     (ii) None of the transactions contemplated in this Agreement (including without limitation, the use of the proceeds from the sale of the Notes) will violate the Comprehensive Anti-Apartheid Act of 1986, or any rules or regulations promulgated thereunder.

     8V. Interstate Commerce Act. Neither the Partnership, the REIT nor any Subsidiary of either is a "rail carrier" or a person controlled by or Subsidiary with a "rail carrier" within the meaning of Title 49, U.S.C., and neither the Partnership, the REIT nor any Subsidiary of either is a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

     8W. Due Authorization, etc. This Agreement, the REIT Guaranties, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action on the part of the Partnership and the REIT, and this Agreement constitutes, and upon execution and delivery thereof each Note and each of the REIT Guaranties will constitute, a legal, valid and binding obligation of the Partnership and the REIT, enforceable against the Partnership and the REIT in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     8X. Publicly Traded Debt. The Notes and the REIT Guaranties are not of the same class as securities or other equity interests of the Partnership or the REIT, if any, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     8Y. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Partnership or the REIT in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Partnership, the REIT or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Partnership or the REIT can now foresee) materially adversely affect the business, property or assets, or financial condition of the Partnership, the REIT or any of their Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Partnership and the REIT prior to the date hereof in connection with the transactions contemplated hereby.

     9. REPRESENTATIONS OF THE PURCHASER. You represent as follows:

     9A. Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Partnership is not required to register the Notes.

     9B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you.

     The source of funds from which this investment is to be made is the general account of The Prudential Insurance Company of America, which is not considered to be plan assets for purposes of the prohibited transaction rules of Section 406 of ERISA pursuant to Department of Labor Interpretive Bulletin 75-2.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraph 10A(or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10B.

     10A. Terms.

     "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. A Person shall be deemed to control a legal entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such legal entity, whether through the ownership of voting securities, by contract or otherwise.

     "Annual Debt Service Charge" means, for any period and with respect to any Person, the principal amortization plus interest expense for such period, including, without duplication, (i) all amortization of debt discount, (ii) all accrued interest, (iii) all capitalized interest, and (iv) the interest component of Capitalized Lease Obligations.

     "Annual Percentage of Earnings Capacity Transferred" shall mean, with respect to any four (4) consecutive fiscal quarter period, the sum of a Person's Percentages of Earnings Transferred for each asset that is Transferred by such Person during such period.

     "Annual Percentage of Net Worth Transferred" shall mean for any Person, with respect to any four (4) consecutive fiscal quarter period, the sum of that Person's Percentages of Net Worth Transferred for each asset that is Transferred by such Person during such period.

     "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

     "Business Day" shall mean any day except Saturday, Sunday, or any other day on which banks in Atlanta, Georgia are required or authorized to close.

     "Capitalized Lease Obligation" shall mean any rental obliga tion which, under GAAP, would be required to be capitalized on the books of the Person having such obligation, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean your interest in real and personal property of the Converted Borrowers securing the Converted Loans.

     "Computing Holder" shall mean, with respect to the Notes, as of the date of acceleration pursuant to paragraph 7A, the holder with the highest aggregate unpaid principal amount of Notes, which holder is willing to act in such capacity. In case two (2) or more holders of Notes would, by reason of holding Notes in the same aggregate unpaid principal amount, qualify as the Computing Holder as aforesaid as of any date of determination, the Computing Holder shall be the qualifying holder or holders as mutually determined by all such qualifying holders. For purposes of such determination, Notes then held by any holder and its Subsidiaries and Affiliates shall be aggregated.

     "Consolidated" shall mean the consolidation of the accounts of the Partnership or the REIT (as the case may be) and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in paragraph 8B.

     "Consolidated Income Available for Debt Service" for any period and with respect to any Person means Consolidated Net Income for such period, plus amounts which have been deducted and minus amounts which have been added in calculation of such Person's Consolidated Net Income for (without duplication) (i) interest expense on debt, (ii) provision for taxes based on income, (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties, (v) property depreciation and amortization, (vi) the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income, and
(vii) amortization of deferred charges.

     "Consolidated Net Income (Loss)" shall mean, as to any period and with respect to any Person, Consolidated gross revenues less all operating and non-operating expenses on a Consolidated basis for such period, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues the following:

                    (i) any gains (net of expenses and taxes
               applicable thereto) in excess of losses resulting from the Transfer of capital assets (i.e., assets other than current assets);

                    (ii) any gains resulting from the write-up of
               assets;

                    (iii) any equity of such Person in the
               undistributed earnings (but not losses) of any corporation which is not a Subsidiary;

                    (iv) undistributed earnings of any Subsidiary
               to the extent that such Subsidiary is not at the time permitted to (A) make or pay dividends to any Subsidiary parent thereof or to such Person,
               (B) repay intercompany loans or advances to any Subsidiary parent thereof or to such Person,(C) convert such earnings into U.S. dollars or repatriate earnings to any Subsidiary parent thereof or such Person or (D) otherwise Transfer property or other assets to any Subsidiary parent thereof or such Person, whether by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                    (v)  any earnings or losses of any Person
               acquired by such Person or any Subsidiary thereof through purchase, merger, consolidation or otherwise for any fiscal period prior to the fiscal period in which the acquisition occurs;

                    (vi) any deferred credit representing the
               excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

                    (vii) gains or losses from the acquisition of
               securities or the retirement or extinguishment of Debt;

                    (viii) gains on collections from insurance
               policies or settlements;

                    (ix) any income or gain during such period
               from any change in accounting principles, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments,

                    (x)  any restoration to income of any
               contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                    (xi) in the case of a successor to such
               Person by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

If the preceding calculation results in a number less than zero, such amount shall be considered a Consolidated Net Loss.

          "Consolidated Tangible Net Worth" shall mean, as at any time of determination thereof and with respect to any Person, such Person's Consolidated equity, less , on a Consolidated basis
(i) the book value of all such Person's Intangibles, (ii) any net gains or losses attributed to cumulative translation adjustments,
(iii) Minority Interests of such Person.

          "Converted Loan Borrowers" shall mean Persons (other than the Partnership and the REIT) that are obligated on the Converted Loans.

          "Converted Loan Rate" shall mean the interest rate on the Converted Loans as of the Conversion Date.

          "Converted Loans" shall mean those of the Convertible Loans with respect to which the Partnership provides to you sixty
(60) days written notice of its intention to convert such loans to unsecured loans through the sale to you of the Notes pursuant to the terms of this Agreement, provided that (i) at least $43 million in principal amount of Convertible Loans are included in such notice, (ii) Prudential Loan # 6 100 628 (as further described in the definition of Convertible Loans) or all five (5) of Prudential Loans # 6 102 394, 6 102 395, 6 102 395, 6 102 437
and 6 107 438 are included in such notice, (iii) with respect to any Convertible Loan, the entirety of such loan is indicated as being converted, and (iv) all of the conditions to conversion outlined herein have been satisfied.

          "Conversion Date" shall mean the day agreed to between you and the Partnership upon which the purchase and sale of the Notes will be closed and upon which all of the conditions to closing shall be either satisfied or waived in writing.

          "Conversion Maturity Date" means December 15, 2004.

          "Convertible Loans" shall mean the loans from you that are evidenced by (i) that certain Promissory Note, dated July 18, 1994, from the Partnership to you in an original principal amount of $43,400,000, and such other documents and instruments executed and delivered in connection therewith (Prudential Loan # 6 100
628), (ii) that certain Promissory Note, dated June 21, 1993, from the Partnership (as successor by merger) to you in an original principal amount of $4,700,000, and such other documents and instruments executed and delivered in connection therewith (Prudential Loan # 6 100 370), (iii) that certain Promissory Note, dated August 11, 1993, from Mid-America Apartments of Texas, L.P. to you in an original principal amount of $8,000,000, and such other documents and instruments executed and delivered in connection therewith (Prudential Loan # 6 100 383), and
(iv)(a) that certain Amended and Restated Promissory Note, dated of even date herewith, from Paddock Club Jacksonville, A Limited Partnership, to you in an original principal amount of $6,063,000.00, together with all documents evidencing, securing or relating to the loan evidenced thereby (Prudential Loan #
6 102 395); (b) that certain Amended and Restated Promissory Note, dated of even date herewith, from Paddock Club Lakeland, a Limited Partnership, to you in an original principal amount of $5,751,000.00, together with all documents evidencing, securing or relating to the loan evidenced thereby (Prudential Loan # 6 102 396); (c) that certain Amended and Restated Promissory Note, dated of even date herewith, from Paddock Club Lakeland Phase II, A Limited Partnership, to you in an original principal amount of $8,123,000.00, together with all documents evidencing, securing or relating to the loan evidenced thereby (Prudential Loan # 6 102 437); (d) that certain Promissory Note, dated of even date herewith, from the Partnership to you in the amount of $19,510,000.00, together with all documents evidencing, securing or relating to the loan evidenced thereby (Prudential Loan # 6 102 394); and (e) that certain Consolidated, Amended and Restated Promissory Note, dated of even date herewith, from Paddock Club Jacksonville Phase II, A Limited Partnership, to you, in an original principal amount of $8,053,000.00, together with all documents evidencing, securing or relating to the loan evidenced thereby (Prudential Loan # 6 102 395).

          "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one (1) year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one
(1) year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one (1) year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one (1) year from the date of the creation thereof.

          "Debt" shall mean Current Debt and Funded Debt.

          "Default" shall mean (i) any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied, and (ii) any event, act or condition which, with the giving of notice of lapse of time, or both, would constitute an Event of Default.

          "Environmental and Safety Laws" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented, and such other similar laws as may be enacted by the Congress of the United States.

          "Environmental Costs and Liabilities" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such person or its Subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its Subsidiaries is otherwise liable or responsible.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any Person which is a member of the same controlled group of Persons as the Partnership or the REIT (as the case may be) within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Partnership or the REIT within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Full Rating Category" shall mean (i) with respect to S&P, any of the following categories: BB, B, CCC and C, (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca and C and (iii) with respect to any other Rating Agency, the equivalent of any such category of S&P or Moody's used by such other Rating Agency. In determining whether the rating of the Notes has decreased by the equivalent of one Full Rating Category, gradations within Full Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradation for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to B+ will constitute a decrease of one Full Rating Category).

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one (1) year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, including current maturities of long-term debt that appear as current liabilities in accordance with GAAP.

          "GAAP" shall have the meaning set forth in paragraph
10C.

          "Good Faith Contest" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith for which adequate reserves therefor have been taken in accordance with GAAP.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to:
           (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),

          (ii) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or

          (iii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof,

          (iv) rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

          (v) sell or provide materials, supplies or other property or services, if such agreement (or any related document) requires that payment for such materials, supplies or other property or services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, in any such case if the purpose, intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Hazardous Materials" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous material," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

          "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

          "Indebtedness" shall mean, with respect to any Person and without duplication (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined,(ii) all indebtedness secured by any Lien on, or payable out of the proceeds or production from, any property or asset owned or held by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person,
(iv) redemption obligations in respect of mandatorily redeemable Preferred Stock; and (v) all indebtedness and other obligations of others with respect to which such Person has become liable by way of a Guarantee.

          "Institutional Investor" shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

          "Intangibles" shall mean, without duplication, all Material Rights, Intellectual Property and operating agreements, treasury stock, deferred or capitalized research and development costs, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset value after he Conversion Date and any other amounts reflected in contra-equity accounts, and any other assets treated as intangible assets under GAAP.

          "Intellectual Property" shall mean all patents, trademarks, service marks, trade names, copyrights, brand names, mechanical or technical processes and paradigms, know-how, and similar intellectual property and applications, licenses and similar rights in respect of the same.

          "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided herein.

          "Investments" shall have the meaning provided in paragraph 6C(3).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Loan Documents" shall mean this Agreement, the Notes, the REIT Guaranties, and all other documents or agreements executed or delivered in connection with the issuance of the Notes hereunder and the closing of the transactions contemplated hereby.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of a Person, taken as a whole, (ii) material impairment of a Person to perform any of their obligations under the Agreement, the Notes or the REIT Guaranties or (iii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of any of the Notes under this Agreement, the REIT Guaranties or the Notes.

          "Material Rights" shall have the meaning provided in paragraph 8Q.

          "Minority Interests" shall mean any equity interests in an Subsidiary that are not owned by the Partnership, the REIT or a Wholly Owned Subsidiary of either.

          "Moody's" shall mean Moody's Investors Services, Inc., including the NCO/Moody's Commercial Division, or any successor
Person.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section
4001(a)(3) of ERISA).

          "Nationally Recognized Rating Agency" shall mean S & P, Moody's, Duff & Phelps Credit Rating Co., and Fitch Investors Service, Inc., and if any of those agencies whose rating was previously used to satisfy the rating covenant ceases to issue such ratings generally, another rating agency of similar national status as may be reasonably determined by you.

          "Net Worth" shall mean, as of any date and with respect to any Person, such Person's net worth as determined in accordance with GAAP and on a Consolidated basis.

          "Officer's Certificate" shall mean a certificate signed
(i) in the name of the Partnership by its general partner,
(ii) in the name of the REIT, by its President, Vice President or Secretary, and (iii) in the name of any Subsidiary, by a general partner or its President (as the case may be).

          "Partnership" shall mean Mid-America Apartments, L.P.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation, or any successor or replacement entity thereto under ERISA.

          "Permitted Investments" shall have the meaning set forth in paragraph 6C(2).

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, any other entity having limited liability for its owners under the law of its creation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan"
(as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Partnership, the REIT or any ERISA
Affiliate of either.

          "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "Prepayment Premium" means an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Conversion Maturity Date divided by the number of full months comprising the original term (on a monthly basis) of the Note, or (b) the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date; unless prepayment occurs on an interest payment date for the Note (each, a "Due Date"), the actual number of days until the next Due Date will be used to discount during that partial month; the "Present Value of the Loan" shall be determined by discounting all scheduled payments remaining to the Conversion Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below); the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually; the "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the loan evidenced by this Note, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Holder (absent a clear mathematical calculation error) on the prepayment date, and the rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary; provided, if Release H.15 is no longer published, the holders of the Notes shall select a comparable publication to determine the Treasury Rate.

          "Priority Debt" shall mean, without duplication and as at any time of determination thereof, the sum of the following items: (i) Debt of the Partnership or the REIT secured by Liens (other than as described in clauses (i), (ii), (iii), (iv), (vi),
(viii), (ix)], (x), (xii), (xiii), (xiv), (xv) and (xvii)(but only to the extent renewing, refunding or extending Liens of the type specified in this parenthetical)) in the definition of Permitted Liens); and (ii) Debt or Preferred Stock of any Subsidiary to any Person other than the Partnership, the REIT or a Wholly Owned Subsidiary of either.

          "Property Income" shall mean as for any date with respect to any Person such Person's Consolidated revenues from rents and other direct property operations (excluding interest income)on a Consolidated basis minus direct operating expenses of the property (excluding depreciation and interest expense)on a Consolidated Basis minus a management fee equal to four percent (4%) of property revenues on a Consolidated basis minus a capital reserve of three hundred dollars ($300) per unit on a Consolidated basis.

          "Rating Agency" shall mean any of S&P, Moody's, Duff &
Phelps Credit Rating Co., and Fitch Investors Service, Inc. or any other rating agency of similar national status as may be reasonably determined by you

          "REIT" shall mean Mid-America Apartment Communities,
Inc.

          "REIT Guaranty" and "REIT Guaranties" shall have the meaning attributed to them in paragraph 3B(xii) hereof.

          "Related Party" shall mean (i) any Shareholder, general partner or limited partner,(ii) any executive officer, director, agent, managing agent or employee, (iii) all persons to whom such Persons are related by blood, adoption or marriage and (iv) all Subsidiaries of the foregoing Persons.

          "Reportable Event" shall mean any of the events set forth in section 4043(b) of ERISA or the regulation thereunder, a withdrawal from a plan described in Section 4063 of ERISA, or a cessation of operations described in section 4062(e) of ERISA.

          "Required Holder(s)" shall mean the holder or holders of at least two-thirds (66-2/3%) of the aggregate principal amount of the Notes from time to time outstanding.

          "Responsible Officer" shall mean (i) with respect to a limited partnership, a general partner, (ii) with respect to a limited liability company, a managing agent, (iii) with respect to a corporation, the chief executive officer, chief operating officer, chief financial officer or chief accounting officer or any other officer involved principally in its financial administration or its controllership function, or (iv) with respect to any other Person that is a legal entity, a person with similar responsibilities to those listed in (i) through (iii).

          "Restricted Investment" shall mean any Investment other than a Permitted Investment.

          "Restricted Payments" shall mean any of the following:

                    (i)  any dividend on any class of the
               Partnership's, the REIT's or any Subsidiary's equity interests;

                    (ii) any other distribution on account of any
               class of the Partnership's, the REIT's or any Subsidiary's equity interests;

                    (iii) any redemption, purchase or other
               acquisition, direct or indirect, of any equity interest of the Partnership, the REIT or any Subsidiary of either;

                    (iv) any unscheduled payment of principal or interest or premium of, or retirement, redemption, purchase or other acquisition of, any Subordinated Debt, including convertible subordinated debt;

                    (v)  any Restricted Investment.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or any successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shareholder" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of the outstanding equity interests of a Person.

          "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least five percent (5%) of the aggregate principal amount of the Notes from time to time outstanding.

          "Subsidiary" shall mean, with respect to any Person, any second Person at least fifty percent (50%) of the equity interests of which shall, at the time as of which any determi nation is being made, be owned by such Person, either directly or through Subsidiaries.

          "Total Assets" shall mean, as of any date and with respect to any Person, the sum of (without duplication) such Person's (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of such Person on a Consolidated basis.

          "Total Unencumbered Assets" shall mean, as of any date and with respect to any Person, the sum of (without duplication) such Person's (i) Undepreciated Real Estate Assets which are not subject to a Lien and (ii) all other assets (excluding accounts receivable and intangibles) of such Person on a Consolidated basis not subject to a Lien.

          "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased or to be purchased by you under this Agreement or any interest in your rights and obligations under this Agreement.

          "Undepreciated Real Estate Assets" as of any date shall mean such Person's cost (original cost plus capital improvements) of its real estate assets on such date net of any write downs or impairments before depreciation and amortization, all calculated on a Consolidated basis.

          "Unsecured Debt" means debt which is not secured by a lien on any property or assets plus the amount of recourse secured debt (or guaranteed debt) in excess of the undepreciated book value of the applicable security.

          "Wholly Owned Subsidiary" shall mean any Person, all of the equity interests of every class of which is, at the time as of which any determination is being made, owned by the Partnership or the REIT, as the case may be, either directly or through Wholly Owned Subsidiaries, and which has outstanding no options, warrants, rights or other rights entitling the holder thereof (other than the Partnership, the REIT or a Wholly Owned Subsidiary of either) to acquire any equity interests of such Person.

     10C. Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Partnership, the REIT and their Subsidiaries delivered pursuant to paragraph 5A(i) or
(ii) or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

     11.  MISCELLANEOUS.

     11A.   Note Payments.  The Partnership agrees that, so long
as you shall hold any Note, it will make payments of principal of, interest on and any Prepayment Premium payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified by the applicable Noteholder, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Upon written request of the Partnership made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Partnership at its principal executive office. The Partnership agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B. Expenses. The Partnership and the REIT agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

           (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Notes and (C) reasonable fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

          (ii) document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or such Transferee in connection with
          (A) this Agreement and the transactions contemplated hereby (B) and any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted;

          (iii) the reasonable costs and expenses, including attorneys' and financial advisory fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including, without limitation, costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;

          (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Partnership; and

          (v) any Environmental Costs and Liabilities

; provided that the Partnership and the REIT shall not be responsible for (1) any of your expenses or those of a Transferee incurred solely in connection with any transfer of any Note;
(2) the fees and expenses of more than one counsel for the holders of the Notes, except to the extent the Required Holders determine that (a) either legal advice is needed in a jurisdiction other than that specified in paragraph 11K or
(b) there exists a conflict of interest amongst the holders of the Notes; and (3) any fees, costs or expenses incurred with respect to any amendment that is proposed prior to the occurrence of a Default or Event of Default by a holder of the Notes rather than the Partnership, unless such holder shall have consulted with the Partnership and the REIT prior to proceeding with such amendment. The obligations of the Partnership and the REIT under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Partnership may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Partnership shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Prepayment Premium payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Partnership, the REIT and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or the REIT Guaranties shall operate as a waiver of any rights of any holder of such Note or the REIT Guaranties. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Partnership shall keep at its principal office a register in which the Partnership shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Partnership, the Partnership shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Partnership. Whenever any Notes are so surrendered for exchange, the Partnership shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's indemnity agreement (which shall be unsecured if such holder is an insurance company rated A or better by A.M. Best Company or is an Institutional Investor whose senior debt securities are rated BBB- or Baa3 or better by S&P or Moody's, respectively, and, otherwise, which shall be unsecured unless the Partnership requests in writing that such indemnity agreement be secured), or in the case of any such mutilation upon surrender and cancella tion of such Note, the Partnership will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Partnership shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Partnership may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Prepayment Premium payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Partnership shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

     Notwithstanding anything to the contrary herein, upon your sale and transfer from time to time of all or any portion of a Converted Loan prior to the Conversion Date, such sale shall be deemed an assignment to and assumption by such purchaser of your obligation to purchase Notes hereunder in an amount equal to the principal amount of such Converted Loan so purchased, and you shall have no further obligation hereunder to purchase those Notes.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Notes, and the REIT Guaranties, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the REIT Guaranties embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. No provision of this Agreement shall be interpreted for or against any party because that party or its legal representative drafted the provision.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     Nothing express or implied in this Agreement is intended, nor shall be construed, to confer (i) any legal rights, remedies, obligations, or liabilities, legal or equitable, including the right to receive funds, on any Person other than the parties to this Agreement and their permitted successors and assigns, or
(ii) otherwise constitute any Person a third party beneficiary under or by reason of this Agreement.

     11H. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at your address specified for such communications at the address specified above, or at such other address as you shall have specified to the Partnership in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Partnership in writing or, if any such other holder shall not have so specified an address to the Partnership, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Partnership, and (iii) if to the Partnership or the REIT, addressed to it at 6584 Poplar Avenue, Memphis, TN 38138,
Attention: Mr. Simon R.C. Wadsworth, or at such other address as the Partnership or the REIT shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Partnership or the REIT may also, at the option of the holder of any Note, be delivered by any other means either to the Partnership or the REIT at its address specified above or to any general partner of the Partnership.

     Notice given pursuant to this paragraph 11H shall be deemed delivered (A) five (5) Business Days after deposit in the U.S. mail, if by first class mail and (B) so long as the sending party retains a confirmation or similar number, the date specified by the delivery service as the promised delivery date, in the case of overnight delivery.

     11I. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11J. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11K. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Georgia.

     11L. Consent to Jurisdiction; Waiver or Immunities. The Partnership and the REIT hereby irrevocably submit to the jurisdiction of any Georgia state or Federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement, and the Partnership and the REIT hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in Georgia state or Federal court. The Partnership and the REIT hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Partnership and the REIT agree and irrevocably consent to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 1201 Peachtree Street, NE, Atlanta, Georgia 30361. The Partnership and the REIT agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 11L shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Partnership and/or the REIT or their property in the courts of any other jurisdiction. To the extent that the Partnership or the REIT has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Partnership and the REIT hereby irrevocably waive such immunity in respect of its obligations under this agreement.

     11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     11P. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not
(i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Partnership, the REIT or an Subsidiary of either which would result in a Default or Event of Default.

     11Q. Mandatory Arbitration. The Partnership, the REIT and you agree that all controversies, claims or disputes between them arising out of this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, or relating to the transaction contemplated by the Agreement, whether individual, joint or class in nature, including, without limitation, contract, tort, or other controversies, claims or disputes shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     No act to take or dispose of any collateral, or to exercise any right in connection with collateral, or to seek to obtain provisional or ancillary relief from a court of competent jurisdiction before, during or after the pendency of any arbitration proceeding conducted pursuant to this arbitration agreement, including, without limitation, by judicial foreclosure, by power of sale on a deed of trust or mortgage, obtaining or executing a writ of attachment, or the exercise of any rights relating to personal property, including, without limitation, taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code as codified under applicable law, shall constitute a waiver of this arbitration agreement. Either the Partnership, the REIT or you may apply to a court of competent jurisdiction for an injunction, the appointment of a receiver, declaratory relief or any provisional or ancillary relief referred to in the preceding sentence. Any statutes of limitations or doctrines of estoppel, waiver, laches or similar statutes or doctrines, which would otherwise be applicable in a judicial action brought by a party shall be applicable in any arbitration proceeding hereunder.

     Any controversies, claims or disputes concerning the lawfulness or reasonableness of any act, or the exercise of any right concerning collateral, including, without limitation any claim to rescind, reform or otherwise modify any agreements or instruments relating hereto or delivered in connection herewith, shall also be arbitrated; provided however, that no arbitrator shall have the right or power to enjoin or restrain any act of any party.

     Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     The Federal Arbitration Act, U.S.C. 1-14, shall apply to the construction and interpretation of this arbitration provision.

     11R. Waiver of Jury Trial. The Partnership, the REIT and the holders of the Notes agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Notes, or any dealings between them relating to the subject matter of this transaction and the lender/borrower relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The holders of the Notes, the Partnership and the REIT each acknowledge that this waiver is a material inducement to enter into this business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The holders of the Notes, the Partnership and the REIT further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTES, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     11S. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Partnership and the REIT agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise by admissible in evidence. This paragraph 11S shall not prohibit the Partnership, the REIT or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     11T. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Partnership of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

     11U. Independent Investigation. Each Purchaser has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Partnership, the REIT and their Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Partnership. No Holder shall have any duty or responsibility to any other Holder, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No Holder is acting as agent or in any other fiduciary capacity on behalf of any other Holder.

     11V. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Partnership, whereupon this letter shall become a binding agreement between the Partnership, the REIT and you.

                              Very truly yours,

                              MID-AMERICA APARTMENTS, L.P., a
                              Tennessee limited partnership

                              By:  Mid-America Apartment
                                   Communities, Inc., a Tennessee
                                   corporation, General Partner


                                   By:  /s/ Simon R.C. Wadsworth

                                      Name:  Simon R. C. Wadsworth
                                      Title: CFO



                              MID-AMERICA APARTMENT COMMUNITIES,
                              INC., a Tennessee corporation,
                              General Partner


                              By: /s/ Simon R. C. Wadsworth
                                   Name: Simon R. C. Wadsworth
                                   Title:    CFO










               [SIGNATURES CONTINUED ON NEXT PAGE]
           [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]
The foregoing Agreement is
hereby accepted and agreed to
as of the date first above written.

                              THE PRUDENTIAL INSURANCE COMPANY
                                                OF AMERICA


                              By:  /s/ Daniel C. Moore
                                   Title: Daniel C. Moore
                                          Vice President







           [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]
                     List of Schedules for
                    Note Purchase Agreement
                           (11/17/97)


Schedule 1A              -    Form of Note
Schedule 3B(ii)          -    Opinion Form for Baker, Donelson
Schedule 3B(xii)         -    Form of REIT Guaranty
Schedule 6C(3)           -    Existing Investments
Schedule 6C(12)          -    Restrictive Agreements
Schedule 8A              -    List of Subsidiaries
Schedule 8G              -    Existing Agreement that Limit Debt
Schedule 8M              -    Environmental Exceptions
Schedule 8S              -    Labor Exceptions and List of
                              Collective Bargaining Agreements